Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	BEIJING
HOUSTON, TEXAS	DALLAS
77002-4995	DUBAI
HONG KONG
TEL +1 713.229.1234	HOUSTON LONDON
FAX +1 713.229.1522	MOSCOW NEW YORK
www.bakerbotts. com	RIYADH WASHINGTON
October 29, 2007
Encore Energy Partners LP
777 Main Street, Suite 1400
Fort Worth, Texas 76102
Ladies and Gentlemen:
          We have acted as counsel to Encore Energy Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 1,150,000 common units representing limited partner interests of the Partnership (the “Common Units”) that may be issued pursuant to the Company’s Long-Term Incentive Plan, as amended (the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
          As the basis for the opinion hereinafter expressed, we examined: (i) originals, or copies certified or otherwise identified, of (a) the Plan, (b) the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the Certificate of Limited Partnership of the Partnership, each as amended to date, (c) the Limited Liability Company Agreement of Encore Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to date, (d) partnership records of the Partnership, (e) limited liability company records of the General Partner, including minute books furnished to us by the General Partner, and (f) certificates of public officials and of officers or other representatives of the Partnership and the General Partner; and (ii) statutes and other instruments and documents.
          We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
          Based upon our examination as aforesaid, and subject to the assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that:
          1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).
          2. In the case of Common Units originally issued by the Partnership pursuant to the provisions of the Plan, and following due authorization of a particular award under such

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Plan by the Board of Directors of General Partner or a duly constituted and acting committee thereof as provided in and in accordance with such Plan, such Common Units will have been duly authorized in accordance with the Partnership Agreement.
          3. Upon issuance and delivery of the Common Units from time to time in accordance with the terms of the Plan for the consideration established pursuant to the terms and conditions of a particular award under such Plan, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the General Partner or a duly constituted and acting committee thereof as provided therein, and in the case of options, following the exercise thereof and payment for Common Units as provided therein, such Common Units will be validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and otherwise by matters described under the caption “The Partnership Agreement—Limited Liability” in the prospectus dated September 11, 2007 and filed with the Securities and Exchange Commission on September 12, 2007 pursuant to Rule 424(b) of the Securities Act).
          This opinion is limited to the original issuance of Units by the Partnership and does not cover Units delivered by the Partnership out of Units reacquired by it.
          The opinion set forth above is limited in all respects to the DRULPA and the federal laws of the United States, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.